                                      EXECUTIVE
                                 EMPLOYMENT AGREEMENT


         This Agreement ("AGREEMENT") is entered into by and between Charles I. Bortnick ("EMPLOYEE") and METRO TRAFFIC CONTROL, INC., a Maryland corporation with its principal office located in Harris County, Texas (the "COMPANY").

                                     WITNESSETH:

              WHEREAS, the Company is in the business of managing a sales force, selling broadcast and other advertising, and developing, producing and broadcasting traffic, news, sports, weather and other information reports throughout the United States; and

              WHEREAS, Employee has extensive management, marketing and operations experience; and

              WHEREAS, the Company and Employee entered into an agreement effective July 1, 1994 (the "PRIOR AGREEMENT"); and

              WHEREAS, the Company desires to continue to engage the services of Employee to serve as President of the Company on the terms and conditions herein contained; and

              NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


     1. EMPLOYMENT. The Company hereby employs Employee, and Employee accepts such employment, and agrees to devote Employee's full time and efforts to the interests of the Company upon the terms and conditions hereinafter set forth. Upon the Effective Date (as hereinafter defined), the Prior Agreement shall be terminated. Employee, however, shall continue to be entitled to any bonus pursuant to the Prior Agreement which was earned prior to the Effective Date hereof, but which has not yet been paid.


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     2.  TERM OF EMPLOYMENT.  Subject to the provisions for termination hereinafter provided, Employee's term of employment by the Company shall commence on July 1, 1996 (the "EFFECTIVE DATE") and shall continue in effect until three (3) years following the closing of an initial public offering (the "PUBLIC OFFERING") of the Company or its proposed parent company (the "TERM"); provided, however, the Company shall have the right to terminate this Agreement on the second anniversary of the closing of the Public Offering by giving the Employee written notice of such termination at least ninety (90) days prior to such second anniversary. Unless otherwise terminated pursuant hereto, if Employee continues to be employed by the Company after the Term, then Employee's employment shall be deemed to continue on a month-to-month basis until such time as either party shall deliver written notice to the other party and this Agreement shall terminate ninety (90) days after the giving of such notice. Except as otherwise set forth herein, if either party hereto desires to terminate this Agreement at the end of the Term or thereafter, the same ninety
(90) days prior written notice shall apply. Further, if the Public Offering does not close on or before December 31, 1996, either party may terminate this Agreement upon ninety (90) days prior written notice. The period from the Effective Date through the date ninety (90) days from the date any notice of termination referred to above is delivered is hereinafter referred to as the "Employment Period". Unless otherwise terminated as set forth in this Agreement, if (i) the Company chooses not to continue the Employee's employment hereunder after the end of the Term, (ii) the Company exercises its right to terminate this Agreement on the second anniversary of the Public Offering or
(iii) at the end of the Term the parties are unable to agree on the terms of a new employment agreement, the Company shall pay Employee the equivalent of his then current monthly Base Salary for ninety (90) days following the end of the Employment Period.

     3.  SERVICES TO BE RENDERED BY EMPLOYEE.

         (a) During the Employment Period, Employee shall serve as President of the Company or in such other position as is determined from time to time by the Board of Directors of the Company or if the Company has a parent company, such parent company's Board of Directors (the "BOARD OF DIRECTORS"). Subject to the direction of the Chief Executive Officer of the Company, the Board of Directors or its designee, Employee shall perform such executive and managerial duties as from time to time may be delegated to Employee by the Chief Executive Officer, the Board of


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Directors, or their designee.  Employee shall devote all of his professional time, energy and ability to the proper and efficient conduct of the Company's business. Employee shall observe and comply with all reasonable lawful directions and instructions by and on the part of the Chief Executive Officer, the Board of Directors or their designee and endeavor to promote the interests of the Company and not at any time do anything which may cause or tend to be likely to cause any loss or damage to the Company in business, reputation or otherwise.

         (b) The Company may from time to time call on Employee to perform services related to the business of developing and broadcasting traffic, news, sports and weather reports, which may include (in the Company's sole discretion) contributing to the day-to-day management and operation of such business, soliciting Sponsors, Corporate Affiliates (as such terms are defined in Section 20 hereof) or customers or dealing with their accounts, or the television or radio broadcast of traffic, news, sports and weather reports, or other activities related to the Company's business, as reasonably specified from time to time by the Chief Executive Officer, the Board of Directors or their designee. Subject to the foregoing, Employee's specific responsibilities shall include hiring, training, managing and motivating the Company's employees. The Company may, in its sole discretion, restrict, expand, change or otherwise alter the Employee's duties, title and responsibilities; provided, however, such changes shall be consistent with Employee's position as an executive officer of the Company. Any change shall be binding on Employee for all purposes of this Agreement.

         (c) Employee acknowledges that Employee will have and owe fiduciary duties to the Company and its shareholders including, without limitation, the duties of care, confidentiality and loyalty.

         (d) Employee acknowledges that the Company does not allow personal trade, including but not limited to automobiles.

     4.  COMPENSATION.

         (a) BASE SALARY. For the services to be rendered by Employee during Employee's employment by the Company, the Company shall pay Employee, and Employee agrees to accept, a monthly base salary (the "BASE SALARY") of TWENTY TWO THOUSAND NINE HUNDRED and


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SIXTEEN Dollars and SIXTY-SEVEN Cents ($22,916.67). Employee's Base Salary shall be payable semi-monthly in arrears on the tenth day and on the twenty-fifth day of each calendar month or such other date in conformity with the Company's payroll policies in effect from time to time. The Base Salary shall increase five (5%) percent for each year per annum during the Term on the anniversary of the closing of the Public Offering.

         (b) BONUS.  Employee shall be eligible for a bonus of up to ONE
HUNDRED THOUSAND ($100,000.00) Dollars per annum (the "DISCRETIONARY BONUS"), in the sole discretion of the Board of Directors (or if the Company has a parent company, the Board of Directors of such parent company) or its Compensation Committee. The Discretionary Bonus potential shall increase by five (5%) percent per annum for each year during the Term on the anniversary of the closing of the Public Offering.

         (c) STOCK OPTIONS. Upon the effective date of the Public Offering, Employee will be granted options under the Company's proposed parent company's 1996 Incentive Stock Option Plan (the "1996 PLAN") to purchase seventy five thousand (75,000) shares of the Company's proposed parent company's common stock pursuant a stock option agreement substantially in the form attached hereto as Exhibit A. Additional options may be granted in the sole discretion of the Board of Directors of the Company (or if the Company has a parent company, the Board of Directors of such parent company) or its Compensation Committee. Such stock options shall be immediately null and void if the Public Offering does not close.

         (d) CHANGE OF CONTROL. In the event of a change in control of the Company whereby David Saperstein, including members of his family, are no longer direct or indirect beneficial owners of 10% or more of the outstanding equity interests in the Company or its parent company (a "CHANGE OF CONTROL") and Employee's employment with the Company is terminated other than pursuant to
Section 7 hereof within one (1) year of such Change of Control (and Employee is not offered continued employment, in an executive position, with a base salary and bonus potential substantially similar to that set forth herein), Employee shall be entitled to receive in a lump sum payment upon such termination an amount equal to two (2) times his then current Base Salary. Employee shall not in such situation also be entitled to ninety (90) days additional pay pursuant to Section 2.


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         (e)  CUSTOMARY EMPLOYEE DEDUCTIONS.  For any and all compensation paid by the Company to Employee pursuant to this Section 4, the Company shall be entitled to deduct income tax withholdings, social security and other customary employee deductions in conformity with the Company's payroll policies in effect from time to time.

    5. EXPENSES. Subject to compliance by Employee with such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company, the Company shall reimburse Employee, or cause Employee to be reimbursed, in cash for all reasonable expenses. The Company currently maintains trade relationships for restaurants, hotels, automobile rentals, courier services, promotional items, etc. which may be used from time to time to cover ordinary and necessary expenses of Employee and for reimbursement. Except as expressly set forth in this Section 5, any out-of-pocket cash expenses incurred by Employee shall be at his own expense and without reimbursement by the Company. Employee agrees that no travel expense will be reimbursed unless booked through the Company's travel department.

    6.   BENEFITS.

         (a) COMPANY PLANS; INSURANCE. During the term of Employee's employment hereunder, Employee shall be entitled to participate in all benefit plans, programs, group insurance policies, vacation sick leave and other benefits that may from time to time be established by the Company for its employees, provided that Employee is eligible under the respective provisions thereof.

         (b) VACATION. Employee shall be entitled each year to a vacation in accordance with the prevailing practice of the Company in regard to vacations for its employees.

    7.   TERMINATION OF EMPLOYMENT.

         (a) During the Employment Period, the Company shall have the right, if exercised in good faith, to terminate the employment of Employee hereunder immediately by giving prior written notice thereof to Employee in the event of any of the following:

    (i) if Employee has (A) willfully failed, refused or habitually has neglected to carry out or to perform the


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    reasonable duties required of Employee hereunder or otherwise breached any provision of this Agreement (other than Sections 8, 9 and 12 hereof, which are governed by Section 7(a)(iv) hereof) after notice from the Chief Executive Officer, the Board of Directors or their designee of such failure or neglect and the expiration of thirty (30) days following the delivery of such notice which failure or neglect has remained unremedied, (B) willfully breached any statutory or common law duty; or (C) breached Section 3(c) or 3(d) of this Agreement.

    (ii) if Employee is convicted of a felony or a crime involving moral turpitude or if the Company, acting in good faith and upon reasonable grounds, determines that Employee has willfully engaged in business conduct which would injure the reputation of the Company or otherwise adversely affect its interest if Employee were retained as an employee of the Company;

    (iii) if Employee becomes unable by reason of physical disability or other incapacity (as may be defined in applicable disability insurance policies) to carry out or to perform the duties required of Employee hereunder for a continuous period of ninety (90) days; PROVIDED, HOWEVER, that Employee's compensation during any period in which Employee is unable to perform the duties required of Employee hereunder shall be reduced by any disability payments (excluding any reimbursements for medical expenses and the like) which Employee is entitled to receive under group or other disability insurance policies of the Company during such period;

    (iv) if Employee breaches any of the provisions of Section 8, 9 or 12 hereof or breaches any of the terms or obligations of any other noncompetition and/or confidentiality agreements entered into between Employee and the Company, or the Company's Related Entities (as defined in Section 20 hereof), if any; or

    (v)  if employee steals or embezzles assets of the Company.

         (b) Employee's employment with the Company shall automatically terminate (without notice to Employee's estate) upon the death or loss of legal capacity of Employee.


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         (c)  In the event of any termination of employment pursuant to this
Section 7, Employee (or Employee's estate, as the case may be) shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination, (ii) Employee's present entitlement, if any, under the Company's employee benefit plans and programs and (iii) no other compensation.

    8.   NO CONFLICT OF INTEREST; PROPER CONDUCT; COVENANT NOT TO COMPETE.

         (a) The Company and Employee acknowledge and agree that the Company expects to divulge to Employee certain confidential information and trade secrets relating to the Company's business, provide information relating to the Company's customer base and otherwise provide Employee with the ability to injure the Company's goodwill unless certain reasonable restrictions are imposed upon Employee which are contained in this Section. Employee agrees that such restrictions are reasonable and necessary to protect the goodwill, confidential information and other legitimate business interests of the Company and such restrictions are entered into freely by Employee.

         (b) While employed by the Company, Employee will not compete with the Company, directly or indirectly, either for Employee or as a member of any association, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation whose gross assets exceed $100,000,000), investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, joint venture, registered limited liability partnership or limited liability company, corporation or other entity, in any business in competition with that carried on by the Company or its Related Entities. Employee shall not, without the Company's prior written consent, engage in any activity during Employee's employment that would conflict with, interfere with, impede or hamper the performance of Employee's duties for the Company or would otherwise be prejudicial to the Company's business interests. Employee shall refrain from any offensive or distasteful remarks or conduct in performance of Employee's duties and shall faithfully comply to the best of Employee's ability with all of the Company's decisions relating to


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on-the-air material and the manner of delivering or using same.  Employee shall not commit any act or become involved in any situation or occurrence that, in the Company's reasonable judgment, could tend to bring Employee or the Company into public disrepute, contempt, scandal or ridicule, could provoke, insult or offend the community or any group or class thereof, or could reflect unfavorably upon the Company or any of its Sponsors or Corporate Affiliates. Employee shall comply with all applicable laws and regulations governing the Company and its business, including without limitation, regulations promulgated by the Federal Communications Commission or any other regulatory agency.

         (c) Employee further agrees that, for a period of one (1) year from and after Employee's last day of employment under this Agreement (the "NONCOMPETITION PERIOD"), because of disability or termination by the Company (with or without cause), Employee will not engage in or carry on, directly or indirectly, either for Employee or as a member of an association, trust, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation, whose gross assets exceed $100,000,000), or as an investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, corporation, joint venture, registered limited liability partnership or limited liability company, or other entity, any business in any standard metropolitan statistical area (according to the SMSA definitions published from time to time by the National Census Bureau/National Bureau of Labor Statistics) comprising any part of the territory in which the Company (or any Related Entity) was or had been engaged prior to the date of termination, which business is the same as or substantially similar to any business engaged in by the Company (or any Related Entity) on the date of termination of employment as provided herein.
The activities of Employee sought to be restricted by the provisions of this
Section 8(c) shall include, without limitation, (i) the management or operation of a traffic, news, weather, sports or other information report gathering and broadcast service, (ii) soliciting Sponsors and dealing with accounts with respect thereto, (iii) soliciting Corporate Affiliates to enter into any contract or arrangement with any person or organization to provide traffic, news, weather, sports or other information report gathering or broadcast services, (iv) broadcasting traffic, news, weather or sports reports on


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television or radio, (v) the sale or packaging of Competitive Broadcast
Advertising Vehicles, as that term is defined in Section 20 and (vi) forming or providing operational assistance to any business primarily engaged in the foregoing activities; provided, that such restricted activities shall exclude general news gathering or general broadcast responsibilities which involve traffic, news, weather, sports or other information reports only occasionally or incidentally, if rendered as a regular employee of a television or radio station or a network (in a role unrelated to a competitive activity and which network does not derive the majority of its revenues from traffic, news, sports, weather or other information reports on a network basis).

         (d) Employee further covenants and agrees that during the Noncompetition Period, Employee will not either individually, or on behalf of any other person, association, trust, partnership, joint venture, limited liability partnership or limited company or other entity as an owner, member, partner, agent, trustee, shareholder, joint venturer or otherwise, directly or indirectly, solicit any customer of the Company or its Related Entities in competition with the Company.

         (e) Employee further agrees that during the Noncompetition Period Employee will neither employ nor offer to employ nor solicit employment of any employee or consultant of the Company or its Related Entities.

         (f) Employee further agrees not to solicit, divert or attempt to divert any business, patronage or customer of the Company or its Related Entities to Employee or a competitor or rival of the Company or its Related Entities during the Noncompetition Period.

         (g) Employee agrees that the limitations set forth herein on Employee's rights to compete with the Company and its Related Entities are reasonable and necessary for the protection of the Company and its Related Entities. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on his activities specified herein, are reasonable and necessary for the protection of the Company and its Related Entities.

         (h) Employee agrees that the remedy at law for any breach by Employee of this Section 8 will be inadequate and that


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the Company shall be entitled to injunctive relief (without bond or other undertaking).

         (i) Employee and Company agree that to the extent a court of competent jurisdiction finds any of the foregoing covenants to be overly broad based on applicable law, then the parties agree that the court shall reform the covenants to the extent necessary to cause such covenants to be reasonable and enforce such covenants as reformed against Employee.

     9. CONFIDENTIAL INFORMATION AND THE RESULTS OF SERVICES. Employee acknowledges that the Company has established a valuable and extensive trade in the services it provides, which has been developed at considerable expense to the Company. Employee agrees that, by virtue of the special knowledge that Employee has received or will receive from the Company, and the relationship of trust and confidence between Employee and the Company, Employee has or will have certain information and knowledge of the operations of the Company that are confidential and proprietary in nature, including, without limitation, information about Corporate Affiliates and Sponsors. Employee agrees that during the term hereof and at any time thereafter Employee will not make use of or disclose, without the prior consent of the Company, Confidential Information (as hereinafter defined) relating to the Company and any of its Related Entities (including, without limitation, its Sponsor lists, its Corporate Affiliates, its technical systems, its contracts, its methods of operation, its business plans and opportunities and its trade secrets), and further, that Employee will return to the Company all written materials in Employee's possession embodying such Confidential Information. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information obtained by Employee during Employee's employment relationship with the Company which concerns the affairs of the Company or its Related Entities and which the Company has requested be held in confidence and could reasonably expect to be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or its Related Entities. Confidential Information, however, shall not include information which Employee can show by written document to be:

    (a) Information that is at the time of receipt by Employee in the public domain or is otherwise generally known in the industry or subsequently enters the public domain or


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    becomes generally known in the industry through no fault of Employee;

    (b) Information that at any time is received in good faith by Employee from a third party which was lawfully in possession of the same and had the right to disclose the same.

The parties hereto agree that the remedy at law for any breach of Employee's obligations under this Section 9 of this Agreement would be inadequate and that any enforcing party shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of this Section.

    10. ADVERTISING AND PUBLICITY. Employee hereby grants the Company the royalty-free right to use and license others to use Employee's name, nickname, recorded voice, biographical material, portraits, pictures, and likenesses for advertising purposes and purposes of trade, promotion and publicity in connection with the institutions, services and products for the Company, its Related Entities, Sponsors and Corporate Affiliates, such uses to be at such times, in such manner and through such media as the Company may in its sole discretion determine. Such right shall last for so long as Employee is employed by the Company and, in connection with the use or exploitation of any material in which Employee has been involved during Employee's employment, perpetually thereafter. Employee shall not authorize or release any advertising or promotional matter or publicity in any form with reference to Employee's services hereunder, or to the Company's or its related Entities' programs, Sponsors or Corporate Affiliates, without the Company's prior written consent.

    11. WORK FOR HIRE. Employee agrees that any ideas, concepts, techniques, or computer programs relating to the business or operations of the Company and its Related Entities which are developed by Employee during Employee's employment hereunder, including each program and announcement prepared for broadcast, and the titles, content, format, idea, theme, script, characteristics, and other attributes thereof, shall be deemed to have been made within the scope of Employee's employment and therefore constitute works for hire and shall automatically upon their creation become the exclusive property of the Company. To the extent such items are not works for hire under applicable law, Employee assigns them


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and any and all intangible proprietary rights relating thereto to the Company in their entirety and agrees to execute any and all documents necessary or desired by the Company to reflect the Company's ownership thereof.

    12. COMMUNICATIONS ACT OF 1934. Employee represents and warrants that, to the best of Employee's knowledge, information and belief, neither Employee nor any other person has accepted or agreed to accept, or has paid or provided or agreed to pay or provide, any money, service or any other valuable consideration, as defined in Section 507 of the Communications Act of 1934, as amended, for the broadcast of any matter contained in programs. Employee further represents and warrants that, during Employee's employment, Employee shall comply with all legal requirements.

    13. MERGER OR REORGANIZATION. In the event of any merger, consolidation, dissolution or reorganization of the Company (including but not limited to any reorganization where the Company is not the surviving or resulting entity), or any transfer of all or substantially all of the assets of the Company, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the surviving or resulting partnership or the corporation (or other entity) or person(s) to which such assets shall be transferred.

    14. REMEDIES. Except as it may elect otherwise, the Company shall have all rights, powers or remedies provided by law or equity for breach of this Agreement available to it, it being understood and agreed that no one of them shall be considered as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy. Without limiting the generality of the foregoing, Employee agrees that, in addition to all other rights and remedies available at law or in equity, the Company shall be entitled to enforcement of this Agreement in accordance with the principles of equity, the remedy at law being hereby agreed and acknowledged by Employee to be inadequate.

    15. WAIVER OF BREACH OF AGREEMENT. If either party waives a breach of this Agreement by the other party, that waiver will not operate or be construed as a waiver of any subsequent breaches.


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    16.  ASSIGNMENT.  The rights of the Company hereunder may, without the consent of Employee, be assigned by the Company to any Related Entity or successor of the Company or any entity which acquires all or substantially all of the Company's assets. Except as provided in the preceding sentence or in
Section 13 hereof, the Company may not assign all or any of its rights, duties or obligations hereunder without the prior written consent of Employee. This Agreement is not assignable by Employee. Any attempt by Employee to assign this Agreement, or any portion thereof, shall be deemed null and void and of no force and effect.

    17. NOTICES. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the United States mail, first class, postage prepaid, registered or certified, addressed as follows:

         (a) If to Employee, addressed to Employee at the address set forth below Employee's name on the execution page hereof.

         (b)  If to the Company, addressed to:

                   Metro Traffic Control, Inc.
                   2700 Post Oak Blvd., Suite #1400
                   Houston, Texas 77056
                   Attention:  Chief Executive Officer

or to such other address as either party hereto may request by written notice as herein provided.

    18. SEVERABILITY. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable, the parties hereby agree and consent that such provision shall be reformed to make it a valid and enforceable provision to the maximum extent permitted by law.

    19. TITLE AND HEADINGS; EXHIBITS. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof.

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Any and all exhibits referred to herein are, by such reference, incorporated herein and made a part hereof.

    20. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings indicated:

         (a) CORPORATE AFFILIATES. Any organization, entity or person with whom the Company has a contract or other arrangement to provide traffic, news, weather, sports or other information, whether by broadcast, computer or any other means.

         (b) SPONSOR(S). Any and all advertisers (including their subsidiaries and affiliates) whose commercial material is to be or is incorporated in any one or more programs or announcements, live or recorded, broadcast over the facilities of the Company or by the Company.

         (c) RELATED ENTITY OR RELATED ENTITIES. Any entity (or entities) that directly or indirectly controls, is controlled by, or is under common control with, the Company or David Saperstein or members of his immediate family or trust for their benefit. The term "entity" as used in this Section 20(c) means an individual, corporation, partnership, joint venture, limited liability partnership or limited liability company, trust, unincorporated organization, association or other entity whose principal business is gathering, disseminating or reporting traffic, news, sports, weather or other information or the sale or packaging of Competitive Broadcast Advertising Vehicles. As used in this
Section 20(c), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         (d) COMPETITIVE BROADCAST ADVERTISING VEHICLE(S). An advertising vehicle shall be deemed to be a Competitive Broadcast Advertising Vehicle if (i) it consists of five to fifteen second commercial mentions imbedded in any news break format, news, weather, sports or traffic information broadcast immediately before or after any such programming, or in connection with such programming, and (ii) it is offered for sale in a package including the broadcast of such commercial mentions or identification as a Sponsor of any such programming on more than three radio stations


NY-163630.1                                        BORTNICK EMPLOYMENT AGREEMENT
                                                                 8.23.96 VERSION
in any one ADI area of dominant influence as defined by Arbitron, Inc.

    21. CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

    22. WAIVER OF RIGHTS AND CONSENT TO ARBITRATION. Employee shall and does hereby irrevocably waive the right to file any complaints against the Company with any federal, state or local agencies, including but not limited to, the Equal Employment Opportunity Commission, and the Texas or other state Commission on Human Rights or to file any claim, institute litigation or other legal action based on the employment relationship or any activity covered by the terms of
this agreement.   The Employee agrees and acknowledges that in exchange for the relinquishment of those rights that any dispute, controversy or claim arising out of this Agreement, except for the injunctive relief provided for in paragraphs 8 and 9 above, or the employment relationship between Employee and the Company shall be finally settled by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement and judgment upon the award may be entered in any court having jurisdiction thereof.

    23. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto , their respective heirs, executors, successors and permitted assigns.

    24. ENTIRE AGREEMENT AND AMENDMENT. This Agreement supersedes all prior understandings and agreements between the parties with respect to the subject matter hereof. This Agreement contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing executed by both parties hereto.

    25. EXECUTION BY COMPANY. Submission of this Agreement to Employee, or Employee's agents or attorneys, for examination or signature does not constitute or imply an offer of employment, and this Agreement shall have no binding effect until execution hereof by both the Company and Employee.


NY-163630.1                                        BORTNICK EMPLOYMENT AGREEMENT
                                                                 8.23.96 VERSION

    26. NO INFERENCE AGAINST AUTHOR. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         IN WITNESS WHEREOF, this Agreement is EXECUTED as of the ___ day of June 1996 to be EFFECTIVE FOR ALL PURPOSES as of the 1st day of July 1996 (the "Effective Date").

                                  "COMPANY"

                                  METRO TRAFFIC CONTROL, INC.

                                  By: /s/ Shane E. Coppola
                                      -----------------------------
                                  Printed Name: Shane Coppola
                                                -------------------
                                  Title: Executive Vice President
                                         --------------------------

                                  "EMPLOYEE"

                                   /s/ Charles Bortnick
                                   --------------------------------
                                  CHARLES I. BORTNICK

                                  Address: 4909 Holly ST.
                                           -----------------------
                                           Bellaire, TX 77401
                                           ------------------------


NY-163630.1                                        BORTNICK EMPLOYMENT AGREEMENT
                                                                 8.23.96 VERSION

                                                                  EXHIBIT A

         INCENTIVE STOCK OPTION AGREEMENT ("Agreement"), dated this ___________ between Metro Networks, Inc., a Delaware corporation (the "Company") and ________________ the "Optionee").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

         WHEREAS, the Board of Directors of the Company (the "Board") has adopted and the shareholders of the Company have approved the Metro Networks, Inc., 1996 Incentive Stock Option Plan (the "Plan") for the issuance of options pursuant to the Plan ("Options") to employees of the Company (unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan); and

         WHEREAS, the Plan authorizes the Board, in its discretion, to grant Options and to determine the details of each Agreement to which such granted Options relate; and

         WHEREAS, the Board believes it to be in the best interest of the Company to grant the Optionee Options to purchase shares of Common Stock of the Company (the "Stock"), at the price and subject to the terms herein, and in all respects subject to the terms, definitions and provisions of the Plan which is incorporated by reference herein.

         NOW, THEREFORE, IN CONSIDERATION of the promises and the mutual covenants and agreements hereinafter set forth, the Company and the Optionee agree as follows:

         1.   OPTION
                (a) GRANT OF OPTION. The Company hereby grants the Optionee an Option to purchase an aggregate of ___________________________________________ shares of Stock in accordance with the terms and conditions of this Agreement.

                (b) EXERCISE PERIOD. Except as otherwise provided in this Agreement, the Option granted hereunder shall become exercisable by the Optionee according to the following schedule: thirty-three and one-third percent (33 1/3%) upon the first anniversary of the date of execution of this Agreement and an additional thirty-three and one-third percent (33 1/3%) upon each of the second and third anniversaries of the date of execution of this Agreement until all such Options are exercisable; PROVIDED, HOWEVER, that in the event the

Company elects to terminate that certain Executive Employment Agreement between the Company and the Optionee dated ___________, 199__, (the "Employment Agreement") on the second anniversary of the closing of the Public Offering (as defined in the Employment Agreement) pursuant to Section 2 of the Employment Agreement, then the remaining sixty-six and two thirds percent (66 2/3%) of such Options shall become exercisable upon the effective date of such termination; and PROVIDED, FURTHER, HOWEVER, that the right to exercise an Option as to any fractional share of Stock shall be deemed the right to exercise an Option as to a full share of Stock with appropriate adjustments made to the last exercise period so that the total number of Options shall not exceed that specified under paragraph (a) of Section 1 hereof.

                (c) NO LAPSE OF EXERCISE POWER. Any Option which becomes exercisable on a certain date but is not exercised in full on that date shall not lapse but shall remain outstanding as to the unexercised portion and shall continue in effect throughout the remainder of the Option Term (taking into account any early termination of such Option Term which may be provided for under this Agreement or the Plan).

                (d) OPTION TERM. An option which is not exercised shall expire upon the earlier of:

                (i) ten (10) years after the date such Option was granted unless the Optionee is a 10% Holder (as defined herein) in which case the Option shall expire five (5) years after such date;

               (ii) three (3) months after the date the Optionee's employment with the Company terminates, unless such termination was the result of the Optionee's death or disability or unless the Company terminates the employment for cause;

              (iii)     one (1) year after the Optionee's death or disability;
    and
               (iv) any such earlier termination date as may be provided by this Agreement or the Plan.

                (e) OPTION PRICE. Except as otherwise provided herein, the purchase price for each share of Stock subject to the Option shall be $_______ per share, which is the fair market value of the Stock on the date of the Option grant.

                (f) ADJUSTMENTS. If the outstanding shares of Stock of the Company are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue shares of Stock as a dividend or upon a stock split, the number and kind of shares of Stock available for purposes of this Agreement or the Plan and all shares of Stock subject to the unexercised portion of any Options theretofore granted and the Option Price of such Options shall be appropriately adjusted to prevent dilution or enlargement of rights. However, any such adjustment in outstanding Options shall be made without change in the total Option Price applicable to the unexercised portion of any outstanding Options. Adjustments under this Section 1(f) shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this Section 1(f), any fractional share which might otherwise become subject to an Option shall be eliminated.

         2.   LIMITATIONS ON OPTIONS.

                (a) GREATER THAN 10% SHAREHOLDER. If, at the time this Option is granted, the Optionee owns stock (including for this purpose any stock which may be purchased by the Optionee under an Option) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (hereinafter, a "10% Holder"), its parent or its subsidiaries, then the purchase price shall instead be $110% of the FMV on the date of grant per share and the Option shall not be exercisable after five (5) years from the date it is granted.

                (b) MAXIMUM NUMBER OF INCENTIVE OPTIONS EXERCISABLE DURING ONE YEAR. To the extent that the aggregate fair market value of the Stock (determined as of the time an Option is granted pursuant to the Plan) exercisable for the first time by an employee during any calendar year under the Plan and all similar plans maintained by the Company exceeds $100,000.00, options for such shares shall be treated as options that are not Incentive Stock Options. For purposes of this provision, Options shall be taken into account in the order in which they were granted.

                (c) SEQUENTIAL EXERCISE. Options granted to the Optionee may be exercised in any order, so that the Optionee may exercise an Option if another Option, granted to him at an earlier time, remains outstanding in whole or in part.

                (d) NONTRANSFERABILITY OF OPTION. The Option may not be assigned or transferred other than pursuant to a Qualified Domestic Relations Order or by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercisable only by the Optionee. Transfer of an Option by will or by the laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

         3. METHOD OF EXERCISING OPTIONS. Options shall be exercised by a written notice delivered to the Company at its principal office in Houston, Texas specifying the number of shares of Stock to be purchased and tendering payment in full for such Stock. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by Stock (valued at fair market value as of the date of tender), or some combination of the foregoing. In the event all or part of the Option Price is paid in Stock, any excess of the value of such Stock over the Option Price will be returned to the Optionee as follows:
(i) any whole share of Stock remaining in excess of the Option Price will be returned in kind, and may be represented by one or more share certificates, and
(ii) any partial shares of Stock remaining in excess of the Option price will be returned in cash.

         In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, the Optionee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Board, (i) in cash, (ii) by delivery of Shares registered in the name of the Optionee, or by the Company not issuing such number of Shares subject to the Option, having a Fair Market Value at the time of exercise equal to the amount to be withheld or (iii) any combination of (i) and (ii) above. If (i) any Shares are registered under Section 12 of the Exchange Act, (ii) the Optionee is an officer (as defined in Section 16 of the Exchange Act) of the Company subject to Section 16(b) of the Exchange Act and
(iii) such payment is made with Shares acquired by the Optionee upon the exercise which gives rise to such withholding, an election under the preceding sentence (a) must be irrevocable and with respect to all Shares covered by the Option subject to the election, provided, however, that such election may be changed through another irrevocable election that takes effect at least six months after the prior election; or (b) may be made during the period beginning on the third business day following the date of release of quarterly and annual summary statements of sales and earnings as provided by Rule 16b-3(e)(3) of the Securities and Exchange Commission and ending on the twelfth (12th) business day following such date and only if such period occurs before the date the Company requires payment of the withholding tax. The election need not be made during the ten-day window period if counsel to the Company determines that compliance with such requirement is unnecessary.

         4. TIME PERIOD ON TRANSFERS OF STOCK. Any Optionee, or person representing such Optionee, who sells, exchanges, transfers or otherwise disposes of any Stock acquired pursuant to the exercise of an Option (other than Stock sold or otherwise transferred to the Company) within two years following the grant of such Option or within one year following the actual transfer of such Stock to the Optionee, shall be obligated to notify the Company in writing of the date of disposition, the number of shares of Stock so disposed and the amount of consideration received as a result of such disposition. The Company shall have the right to take whatever reasonable action it deems appropriate against an Optionee, including early termination of any Options which remain outstanding, in order to recover any additional taxes the Company incurs as a result of such Optionee's failure to so notify the Company.

         5.   ISSUANCE OF OPTIONED STOCK.

                (a) ISSUANCE OF CERTIFICATES. The Company shall not be required to issue or deliver any certificate for Stock purchased upon the exercise of any Option, or any portion thereof, prior to fulfillment of each of the following applicable conditions:

                (i) The admission of such Stock to listing on all stock exchanges or markets on which the Stock is then listed to the extent such admission is necessary;

               (ii) The completion of any registration or other qualification of such Stock under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable or the determination by the Board in its sole discretion that no such registration or qualification is required;

              (iii) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

               (iv) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

                (b) COMPLIANCE WITH SECURITIES AND OTHER LAWS. In no event shall the Company be required to sell, issue or deliver Stock pursuant to Options if in the opinion of the Board the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Stock pursuant to Options, the Company may place legends on the Stock, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the Optionee that he is acquiring the Stock solely for investment and not with a view to distribution and that no distribution of Stock acquired by him will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

         6.   OPTION RIGHTS IN THE EVENT OF CERTAIN EVENTS.

                (a) RIGHTS IN THE EVENT OF SALE, MERGER OR OTHER REORGANIZATION OF COMPANY. In the event of a merger or consolidation where the Company is not the surviving corporation, and the agreement of merger or consolidation does not provide for the substitution of a new option for the unexercised portion of the Option or for the assumption of the Option by the surviving corporation, or in the event of the sale or transfer of assets, liquidation or dissolution and the plan of liquidation or dissolution or agreement of sale does not make special provision for the Option, Optionee shall have the right immediately prior to the effective date of such merger, consolidation, sale or transfer of assets, liquidation or dissolution to exercise the Option in whole or in part without regard to any installment provision contained in paragraph (b) of Section 1 hereof. In no event, however, may any Option which becomes exercisable pursuant to this paragraph (a) of
Section 6, be exercised, in whole or in part, later than the date specified in paragraph (d) of Section 1 above. If not so exercised, the Option shall terminate at the time of any such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

                (b) TERMINATION OF EMPLOYMENT. In the event that an Optionee's employment with the Company terminates, other than by reason of death or Total and Permanent Disability or termination for "cause", the Optionee shall have (subject to Section 2 above) the right, for a period which shall not exceed the earlier of the remaining Option Term (taking into account any earlier termination date provided by the Plan) or three months from such termination of employment, to exercise any Options which such Optionee would have been entitled to exercise on the date of his termination of employment. At the expiration of such three month period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. In no event may any Options be exercised that could not have been exercised by an Optionee on the date of his termination of employment. Notwithstanding the foregoing, if the Optionee's employment is terminated for "cause", the Company may notify the Optionee that any Options not exercised prior to the termination are cancelled. For purposes hereof, a termination of employment for "cause" shall include, but not be limited to, dismissal as a result of (1)

Optionee's conviction of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (2) Optionee's gross negligence, gross incompetence or willful misconduct in the performance of his or her duties; or (3) Optionee's willful failure or refusal to perform his or her duties.

                (c) TOTAL AND PERMANENT DISABILITY. If an Optionee's employment with the Company is terminated on account of Total and Permanent Disability, the Optionee shall have (subject to Section 2 above) the right, for a period which shall not exceed the earlier of the remaining Option Term (taking into account any earlier termination date provided by the Plan) or one year from the date of such Optionee's disability, to exercise any Options which such Optionee would have been entitled to exercise on the date of his Total and Permanent Disability. At the expiration of such one year period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. In no event may any Options be exercised that could not have been exercised by an Optionee on the date of his Total and Permanent Disability.


                (d) DEATH. If an Optionee's employment with the Company is terminated on account of death, the person or persons who shall have acquired the right, by will or the laws of descent and distribution, to exercise his Options shall continue to have (subject to Section 2 above) the right, for a period which shall not exceed the earlier of the remaining Option Term (taking into account any earlier termination date provided by the Plan) or one year from the date of such Optionee's death, to exercise any Options which such Optionee would have been entitled to exercise on the date of his death. At the expiration of such one year period, or such earlier time as may be applicable, any such Options which remain unexercised shall expire. In no event may any Options be exercised that could not have been exercised by an Optionee on the date of his death.

         7. OPTION AND AGREEMENT SUBJECT TO THE PLAN. This Agreement and the grant of any Option hereunder are subject to all the terms, conditions and limitations set forth in the Plan, which is incorporated herein by reference and should be read in conjunction herewith. The Plan may subject the Options granted hereunder to additional terms, conditions or limitations which are not specifically set forth herein. Any inconsistency between the Plan and this Agreement shall be resolved in favor of the Plan language. A copy of the plan is on file for inspection at the Company's principal offices located in Houston, Texas.

         8. ADMINISTRATION BY BOARD OF DIRECTORS. The Board or a committee appointed by the Board (the "Committee") has the exclusive authority to select the officers and employees who are to be granted Options, determine the number of Shares to be subject to Options to be granted to each Optionee and designate such Options as Incentive Stock Options. The interpretation and construction by the Board or the Committee of any provisions of the Plan or of any Option granted thereunder shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

         If any Shares are registered under Section 12 of the Exchange Act, then notwithstanding the first or second sentence of the immediately preceding paragraph, after such registration the grant of any Option under the Plan to any person who shall be an officer (as defined in Section 16 of the Exchange Act) of the Company at the time of such grant shall only be made either (A) with the approval of the Board if all of its members are Disinterested Persons or (B) with the approval of the Committee if all of the members of the Committee are Disinterested Persons.

         9.   RESTRICTIVE COVENANTS.

                (a)     COVENANT NOT TO COMPETE.   The Optionee acknowledges
that he or she is aware that the services performed by him or her for the Company have been and are of a special and unique character. The Optionee further acknowledges and recognizes his or her possession of confidential and proprietary information regarding the business of the Company. Accordingly, the Optionee agrees that he or she will not, without the written permission of the Company, within or outside of the United States for a period of one (1) year from the date on which such Optionee's employment by or on behalf of the Company is terminated (i) directly or indirectly engage or become interested or involved in any Competitive Business (as hereinafter defined), whether such engagement, interest or involvement shall be as an employer, officer, director, owner, shareholder, employee, partner or in any other capacity or relationship,
(ii) assist
others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or (iii) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business; provided, however, that nothing contained in this Section 9(a) shall be deemed to prohibit the Optionee from acquiring, solely for investment purposes, less than 5% of the publicly-traded shares of the capital stock of any corporation. As used in this Section 9(a), the term "Competitive Business" means and includes any business or activity that is now or at any time in the future competitive with or directly related to the business conducted by the Company on the date the Optionee's employment by or on behalf of the Company is terminated.

                (b)     AGREEMENT NOT TO SOLICIT CUSTOMERS.   For a period of
one (1) year from the date on which such Optionee's employment by or on behalf of the Company is terminated, the Optionee agrees that he or she will not, for or on behalf of a Competitive Business, directly or indirectly, as owner, officer, stockholder, partner, associate, consultant, manager, advisor, representative, employee, agent, creditor or otherwise, attempt to solicit or in any other way disturb or service any person, firm or corporation that has been a customer account of the Company at any time or times prior to the date hereof, whether or not the Optionee had direct account responsibility for such customer account.

                (c)     CONFIDENTIAL INFORMATION.

                (i) The Optionee agrees not to disclose to any person or use, at any time after the date hereof, any confidential information of the Company, whether the Optionee has such information in his memory or embodied in writing or any other physical form. For purposes of this Agreement the phrase "confidential information of the Company" means all information which (a) is known only to the Company's employees, or others in a confidential relationship with the Company or employees of affiliated companies, (b) relates to specific technical matters, such as the Company's or its subsidiaries' proprietary information, plans, reports, and promotional, sales or operational procedures and materials, or (c) relates to the identity and solicitation of customers and accounting procedures of the Company or other business practices of the Company.

               (ii) The Optionee agrees not to remove from the premises of the Company, at any time after the date hereof, any document or object containing or reflecting any confidential information of the Company, and the Optionee recognizes that all such documents and objects, whether developed by the Company or by someone else for the Company, are the exclusive property of the Company.

              (iii) It is agreed that the names and addresses of customers who were contacted by the Optionee on behalf of the Company, or of whom the Optionee became aware through his or her employment with the Company, are trade secrets of the Company, as is other such confidential information of the Company, including but not limited to the customer's business needs and requirements.

               (iv) The Optionee shall, at any time requested by the Company after the date hereof, promptly deliver to the Company all confidential memoranda, notes, reports, lists, and other documents (and all copies thereof) relating to the business of the Company which he or she may then possess or have under his or her control.

         10. LOCK-UP AGREEMENT. The Optionee agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Optionee during the one hundred eighty
(180) day period following the effective date of a registration statement filed under the 1933 Act, as amended, without the prior consent of the Company or such underwriter, as the case may be, provided that such agreement only applies to registration statements including securities to be sold to the public in an underwritten offering during the period ending on __________________.

         11.  MISCELLANEOUS.

                (a) NO EMPLOYMENT RIGHTS. Nothing in the Agreement or in-any Option granted hereunder shall confer upon any employee the right to continue in the employ of the Company.

                (b) BINDING EFFECT. The Agreement shall be binding upon, and inure to the benefit of the Company, Optionee, and their respective personal representatives, successors and permitted assigns.

                (c) SINGULAR, PLURAL; GENDER. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

                (d) HEADINGS. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Agreement.

                (e) RIGHTS AS SHAREHOLDERS. An Optionee or transferee of an Option shall have no rights as a shareholder with respect to any Stock subject to such Option prior to the purchase of such Stock by exercise of such Option as provided herein.

                (f) APPLICABLE LAW. This Agreement and the Options granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of Texas, except to the extent the General Corporation Law of Delaware shall govern.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first written above.


OPTIONEE                               METRO NETWORKS, INC.



_________________________              By:_________________________
Name:                                  Name:
Address:                               Title: